Exhibit 99.1

REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Accurate Locators, Inc. and Imaging Locators, Inc.

We have audited the accompanying combined balance sheets of Accurate Locators, Inc. and Imaging Locators, Inc. (collectively, the “Company”), as of October 31, 2012 and 2011 and the related combined statements of operations, changes in stockholders’ equity , and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits include examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. Our audits also include assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of October 31, 2012 and 2011, and the combined results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California

June 13, 2013

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ACCURATE LOCATORS, INC. AND IMAGING LOCATORS, INC.
COMBINED BALANCE SHEETS

	October 31,	October 31,
	2012	2011
ASSETS
CURRENT ASSETS
Cash	$129,240	$136,481
Inventory, net	249,316	259,094
TOTAL CURRENT ASSETS	378,556	395,575

Property and equipment, net	55,668	71,618

TOTAL ASSETS	$434,224	$467,193

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$40,414	$50,354
Due to related parties	30,657	3,580
Current portion of long-term debt	54,575	29,069
TOTAL CURRENT LIABILITIES	125,646	83,003

Long-term debt	247,628	300,169
TOTAL LIABILITIES	373,274	383,172

STOCKHOLDERS' EQUITY

Common stock, no par, 3,000 shares authorized and 100 shares issued and outstanding at October 31, 2012 and 2011, respectively	—	—
Additional paid-in capital	8,000	8,000
Retained earnings	52,950	76,021
TOTAL STOCKHOLDERS' EQUITY	60,950	84,021

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$434,224	$467,193

The accompanying notes are an integral part of these combined financial statements.

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ACCURATE LOCATORS, INC. AND IMAGING LOCATORS, INC.
COMBINED STATEMENTS OF OPERATIONS

	For the Years Ended October 31,
	2012	2011

REVENUES, NET	$942,800	$964,078
COST OF SALES	329,828	406,523
GROSS PROFIT	612,972	557,555

OPERATING EXPENSES
General and administrative	619,337	686,437
LOSS FROM OPERATIONS	(6,365)	(128,882)

Interest expense	(16,706)	(13,557)
LOSS BEFORE PROVISION FOR INCOME TAXES	(23,071)	(142,439)

Income taxes	—	—
NET LOSS	$(23,071)	$(142,439)

Net loss per share - basic and diluted	$(230)	$(1,423)

Pro forma Income (loss) per share - basic and diluted*	$(862)	$(2,053)

Weighted average shares - basic and diluted	100	100

The accompanying notes are an integral part of these combined financial statements.

*Unaudited Pro forma income and loss per share if Gold Hill Resources, Inc. was included.

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ACCURATE LOCATORS, INC. AND IMAGING LOCATORS, INC.
COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

	Common Stock		Additional		Total
			Paid-In	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balance at October 31, 2010	100	$—	$8,000	$218,460	$226,460

Net loss	—	—	—	(142,439)	(142,439)

Balance at October 31, 2011	100	—	8,000	76,021	84,021

Net loss	—	—	—	(23,071)	(23,071)

Balance at October 31, 2012	100	$—	$8,000	$52,950	$60,950

The accompanying notes are an integral part of these combined financial statements.

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ACCURATE LOCATORS, INC. AND IMAGING LOCATORS, INC.
COMBINED STATEMENTS OF CASH FLOWS

	October 31,
	2012	2011
OPERATING ACTIVITIES:
Net loss	$(23,071)	$(142,439)
Adjustments to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization expense	42,145	41,161
Gain on sale of equipment	—	(7,000)
Changes in assets and liabilities:
Accounts receivable	—	953
Inventory	9,778	93,911
Accounts payable and accrued expenses	(9,940)	19,027
Net cash provided by operating activities	18,912	5,613

INVESTING ACTIVITIES:
Purchase of property and equipment	(26,195)	(197)
Proceed from sale of equipment	—	7,000
Net cash provided by (used in) investing activities	(26,195)	6,803

FINANCING ACTIVITIES:
Payment of long term debt	(27,035)	(26,362)
Borrowing from related parties	27,077	3,580
Proceeds from long term debt	—	32,703
Net cash provided by financing activities	42	9,921

Net increase (decrease) in cash	(7,240)	22,337

CASH AT BEGINNING OF PERIOD	136,481	114,144

CASH AT END OF PERIOD	$129,240	$136,481

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$19,630	$22,063
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these combined financial statements.

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NOTE 1.    BASIS OF PRESENTATION AND ORGANIZATION

Current Operations and Background

Accurate Locators, Inc. and Imaging Locators, Inc. (collectively, the “Company,” “we,” “our” or “us”) were incorporated in Oregon on October 20, 1997 and in Nevada on June 28, 2004, respectively.

Accurate Locators, Inc. has been a metal detector manufacturer and distributor since 1992 for dealers, treasure hunters, gold prospectors and utilities companies world-wide. The Company provides industry standard metal detectors for treasure hunting, gold prospecting and locating under-ground cable, pipe and utilities. The Company’s products are used by many sectors of the US Government and many mining type operations including the likes of Westinghouse, Bureau of Land Management, Bechtel, Graybar, US Army, Navy and Marines.

Imaging Locators, Inc. has been operating as a metal detecting store offering a wide variety of instruments since 2004. The Company specializes in underground Surveyor Apparatus units, Ground Penetrating Radar (“GPR”), Pulse Induction Metal Detectors and Tunnel Locators.

The Company continues to explore opportunities of technological advancements within ground penetrating radar, pulse induction and other metals detection, which we believe can positively affect the Company`s performance over time.

Basis of Presentation

The combined financial statements include the accounts of Accurate Locators, Inc. and Imaging Locators, Inc. (collectively, the “Company”) as Accurate Locators, Inc. and Imaging Locators, Inc. are entities under common control and management. All transactions and accounts between and among the Accurate Locators, Inc. and Imaging Locators, Inc. have been eliminated.

The combined financial statements of the Company for the years ended October 31, 2012 and 2011 have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America. For combination purposes the Company used financial statements of the Imaging Locators, Inc., whose fiscal year ends in December 31, and elected the fiscal year end of Accurate Locators, Inc. as of October 31 and combined the financial statements for the same fiscal period for presentation purposes.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes ("ASC 740"), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company performed a review of its material tax positions. During the period from November 1, 2010 through October 31, 2012, there were no increases or decreases in unrecognized tax benefits as a result of tax positions taken during period, there were no decreases in unrecognized tax benefits relating to settlements with taxing authorities, and there were no reductions to unrecognized tax benefits as a result of a lapse of the applicable statute of limitations. As of October 31, 2012 and 2011, the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate. As of October 31, 2012 and 2011, the Company had no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

The Company has elected to classify any interest or penalties recognized with respect to any unrecognized tax benefits as income taxes. During the period from November 1, 2010 through October 31, 2012, the Company did not recognize any amounts for interest or penalties with respect to any unrecognized tax benefits. As of October 31, 2012 and 2011, no amounts for interest or penalties with respect to any unrecognized tax benefits have been accrued.

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Cash and cash equivalents

Cash includes all highly liquid instruments with original maturities of three months or less as of October 31, 2012 and 2011. The Company had no cash equivalents as of October 31, 2012 and 2011.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 inputs to valuation methodology are unobservable and significant to the fair value measurement.

The Company had no assets or liabilities required to be recorded at fair value on a recurring basis at October 31, 2012 and 2011.

Property and Equipment

Property and Equipment are stated at historical cost less accumulated depreciation and amortization. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives. The useful lives of the assets are as follows: machinery and equipment 7 years, office equipment 5 to 7 years, vehicles 5 years, and leasehold improvements use the shorter of the estimated useful life or the remaining term of the agreements, generally ranging from 3 to 15 years. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income or expense.

Inventory

Inventory is valued at the lower of cost or market. Cost is determined on a weighted average method. The reserves for obsolescence are maintained based on historical trends and specific identification, and therefore require management to make assumptions and to apply judgment about a number of factors, such as market conditions, the selling environment, historical results and current inventory trends. There were no reserves for obsolete inventory as of October 31, 2012 and 2011.

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Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the detector devices are shipped to customers or dealers and distributors.

Net Income (Loss) per Share

In accordance with ASC 260-10, “Earnings per Share”, basic net income (loss) per common share is computed by dividing the net earnings (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share is computed by dividing the loss applicable to common shareholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. The Company currently has no dilutive securities and as such, basic and diluted net income or loss per share are the same for the period presented.

 Recently Developed Accounting Pronouncements

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance Sheet (Topic 210):  Disclosures about Offsetting Assets and Liabilities (ASU 2011-11).  The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position.  Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013.  The adoption of this update did not have a material impact on the combined financial statements.

Effective January 2013, we adopted FASB ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (ASU 2013-02).  This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI).  The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income.  However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto.  Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail.  This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012.  The adoption of this update did not have a material impact on the combined financial statements.

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NOTE 3 – INVENTORY

Inventories consist of spare parts and metal detector devices and are stated at cost. Inventory as of October 31, 2012 and 2011 was $249,316 and $259,094, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and Equipment consisted of the following:

	October 31,	October 31,
	2012	2011

Machinery and equipment	$27,121	$1,339
Vehicles	243,192	243,192
Office equipment	30,500	30,000
Leasehold improvements	4,247	4,333
Land	5,500	5,500
	310,560	284,364
Less accumulated depreciation	(254,892)	(212,746)
Total	$55,668	$71,618

For the years ended October 31, 2012 and 2011, depreciation and amortization expense was $42,145 and $41,161, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of October 31, 2012 and 2011:

	October 31,	October 31,
	2012	2011
Accounts payable	$8,425	$20,972
Credit card balances payable	22,539	19,682
Other	9,450	9,700
Total	$40,414	$50,354

NOTE 6 - RELATED PARTIES

As of October 31, 2012 and 2011, the Company owed $30,657 and $3,580, respectively, to its shareholders. Such advances carried no interest, were unsecured and due on demand.

The Company leases its facilities from the shareholder. The total rent expense for the years ended October 31, 2012 and 2011 was $30,000 and $30,000, respectively.

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NOTE 7 –LONG-TERM DEBT

The Company’s combined debt as of October 31, 2012 and 2011 is summarized below:

	October 31,	October 31,
	2012	2011
Secured
Fixed credit facility	$52,521	$74,066
Revolving credit facilities	115,480	116,480
Term financings	134,203	138,693

Total Secured and Unsecured Debt	302,203	329,238
Less: current portion of long-term debt	(54,575)	(29,069)

Total debt, long term portion	$247,628	$300,169

The revolving and fixed credit facilities were secured by inventory, accounts receivable and equipment as of October 31, 2012 and 2011. The term financings were secured by vehicles.

Our revolving credit facility of $115,480 was converted to a fixed credit facility on November 7, 2012 with an extended maturity date due on November 1, 2017.

Our fixed credit facility has a maturity date due on November 1, 2014 with an annual interest rate of 7%.

Our term financings have maturity dates due from February 2014 to March 2028 with annual interest rates varies from 5.9% to 6.25%.

As of October 31, 2012 and 2011 we were in compliance in all material respects with the covenants in our debt agreements, including our financial covenants concerning debt-to-equity, tangible net equity and interest coverage ratios.

The aggregate maturity of long-term debt outstanding as of October 31, 2012 is as follows:

2013	$54,575
2014	52,986
2015	30,508
2016	30,358
2017 and after	133,776
Total long-term debt	$302,203

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NOTE 8 - CONCENTRATION OF CREDIT RISK

We maintain our cash balances in financial institutions that from time to time exceed amounts insured by the Federal Deposit Insurance Corporation (up to $250,000, per financial institution as October 31, 2012 and 2011). As of October 31, 2012 and 2011, our deposits did not exceed insured amounts.  We have not experienced any losses in such accounts and we believe we are not exposed to any significant credit risk on cash.

NOTE 9 – MAJOR CUSTOMER AND VENDOR

Major customers and vendors are those which accounted for 10% or more of the Company’s net revenue or purchases, respectively.

One customer provided 11% of the Company’s net revenue for the year ended October 31, 2012. No customer accounted for 10% or more of our net revenue for the year ended October 31, 2011.

NOTE 10 – STOCKHOLDERS’ EQUITY

Common Stock

Common stock is stated at no par and represents 500 and 2,500 shares authorized for Accurate Locators, Inc. and Imaging Locators, Inc., respectively, both as of October 31, 2012 and 2011. Accurate Locators, Inc. had 100 shares of common stock issued and outstanding as of October 31, 2012 and 2011. Image Locators, Inc. has no shares of common stock issued and outstanding as of October 31, 2012 and 2011.

October 31, 2012	Accurate Locators, Inc.	Imaging Locators, Inc.	Combined Stockholders’ Equity
Common stock	$-	$-	$-
Additional paid-in capital	5,000	3,000	8,000
Retained Earnings/ (Deficit)	158,456	(105,506)	52,950
Total Stockholders’ Equity	$163,456	$(102,506)	$60,950

October 31, 2011	Accurate Locators, Inc.	Imaging Locators, Inc.	Combined Stockholders’ Equity
Common stock	$-	$-	$-
Additional paid-in capital	5,000	3,000	8,000
Retained Earnings/ (Deficit)	83,969	(7,948)	76,021
Total Stockholders’ Equity	$88,969	$(4,948)	$84,021

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NOTE 12 - INCOME TAX

As of October 31, 2012 and 2011, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $66,113 and $38,107 respectively that may be offset against future taxable income. These NOLs will begin to expire in the year ending October 31, 2031. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

	2012	2011
Net operating loss carry forwards	$38,107	$66,113
Less valuation allowance	(38,107)	(66,113)
	$—	$—

Imaging Locators, Inc. elected to be an “S Corporation” since June 2004 and therefore it is not a taxpaying entity for federal income tax purposes. Accordingly, Imaging Locators, Inc’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements for this entity.

No tax benefit has been reported in the financial statements for the realization of loss carry forwards, as the Company believes there is high probability that the carry forwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

The Company is primarily subject to U.S. federal and state income tax. As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its tax liabilities and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of October 31, 2012 and 2011, respectively.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% and state statutory rate of 7.6% for 2012 and 2011 is as follows:

2012 and 2011
Income tax benefit at federal statutory rate	34%
State income tax benefit, net of effect on federal taxes	7.6%
Increase in valuation allowance	(41.6)%
Income tax expense	—

F-14

NOTE 13 – SUBSEQUENT EVENT

On May 31, 2013, Gold Hill Resources, Inc. (“Gold Hill”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with AL Merger Corporation, an Oregon corporation and wholly-owned subsidiary of Gold Hill (“AL MergerCo”), Accurate Locators (“Accurate”) and Wayne Good (“Good” and together with Accurate, the “Wood Parties”).

Under the Merger Agreement, if all conditions are satisfied or waived: (a) Gold Hill will affect the acquisition of Accurate by Gold Hill through the statutory merger of AL MergerCo with and into Accurate in accordance with the Merger Agreement and the Oregon General Corporation Law, upon the consummation of which AL MergerCo will cease to exist as a separate entity and Accurate will survive as a wholly-owned subsidiary of Gold Hill; (b) holders of the outstanding capital stock of Accurate will receive an aggregate of 29,732,000 shares of Gold Hill’s Common Stock in accordance with the exchange ratio for the Merger and holders of the outstanding capital stock of Accurate will receive no consideration for their shares in the Merger; and (c) immediately after such transactions (and the consummation of the transactions contemplated under the Assignment and License Agreement described below) approximately 95% of the beneficial ownership of Gold Hill shares (on a fully-diluted basis) will be owned by Good and the former holders of the outstanding capital stock of Accurate (the “Merger”). Upon consummation of the Merger, the combined entity will be solely engaged in the Accurate’ business, Wayne Good’s will become the Chief Executive Officer of Gold Hill and at a future date will become a member of Gold Hill’s board of directors.

On May 31, 2013, Gold Hill also entered into an Assignment and License Agreement with Good pursuant to which Good will, as of the effective time of the Merger, contribute certain intellectual property and related rights which are currently owned by him to Gold Hill, license to Gold Hill, and assign to Gold Hill all shares of the capital stock of Imaging Locators and Micro Gold Claims by Murphy Creek, Oregon and GHR Claims by Pahrump, Nevada (“Claims”).

In the Merger Agreement, the Good and Gold Hill have each made standard and customary representations and warranties to each other, and standard covenants regarding the conduct of their respective operations pending the closing of the Merger. The Companies’ obligations to consummate the Merger are subject to certain conditions, any of which may be waived.

Conditions to either side closing include, without limitation:

·	The other party(ies) confirming the truth of its/their representations and warranties contained in the Merger Agreement in all material respects as of the date of the Merger;
·	The other party(ies) having performed in all material respects all obligations required to be performed by it/them prior to the date of the Merger;

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·	The other party(ies) shall have obtained all consents to the Merger required in connection with the Merger from government agencies and other third parties;
·	There shall not be pending or threatened (with a reasonable likelihood of success if brought other than by a governmental entity) any litigation or proceeding challenging the Merger;
·	Since the date of the Merger Agreement, there shall have been no event(s) that could reasonably be expected to have a material adverse effect on the other party(ies);
·	Gold Hill shall have obtained a directors and officers liability policy covering its officers and directors providing at least $1 million of coverage;
·	No party shall be subject to any order, decree or injunction of a court that would delay or prevent total completion of the Merger;

Gold Hill’s obligation to close the Merger will be subject to the further conditions that, without limitation:

·	Gold Hill shall have satisfactorily completed its due diligence investigation;
·	Gold Hill shall have received an opinion of counsel from the Accurate in a form satisfactory to Gold Hill;
·	The Accurate shall have delivered finally approved audited financial statements for the Accurate; and

The foregoing closing conditions may not be achieved or waived, in which even the Merger may not be consummated. Gold Hill and the Accurate have each agreed to continue to operate their business in the ordinary course prior to the closing of the Merger.

The Merger Agreement may be terminated as follows: (i) by mutual consent, (ii) by either Gold Hill or the Good if any governmental entity shall have issued an order or taken any other action permanently enjoining or prohibiting the Merger, and such order shall have become final and nonappealable, (iii) by either Gold Hill or the Good if an event having a material adverse effect on the other shall have occurred, or (iv) by either Gold Hill or the Good if the other is in material breach of any representation, warranty, covenant or agreement.

The directors of Gold Hill have approved the Merger Agreement and the transactions contemplated thereunder. The directors of the Accurate have approved the Merger Agreement and the transactions contemplated thereunder.